Exhibit (11)

SEWARD & KISSEL LLP

901 K STREET, NW

SUITE 800

WASHINGTON, DC 20001

Telephone: (202) 737-8833

Facsimile: (202) 737-5184

www.sewkis.com

April 18, 2019

Centre Funds

48 Wall Street

Suite 1100

New York, New York 10005

Ladies and Gentlemen:

We have acted as counsel for Centre Funds, a Delaware statutory trust (the “Trust”), and Centre Global Infrastructure Fund (the “Infrastructure Fund”), a series of the Trust. The opinions set forth below are being rendered in connection with the Trust’s registration statement on Form N-14 with respect to the Infrastructure Fund (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in which this letter is to be included as an exhibit. The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (File No. 811-22545). The Registration Statement pertains to the proposed issuance of shares of the Infrastructure Fund (“Shares”) to SkyBridge Dividend Value Fund (the “Dividend Value Fund”), a series of an unaffiliated open-end management investment company, pursuant to an Agreement and Plan of Reorganization, a form of which is included as Appendix A to the Proxy Statement/Prospectus in Part A of the Registration Statement (the “Plan”). When duly executed and delivered by the parties thereto, the Plan will provide for (i) the transfer of all of the assets and all of the liabilities of the Dividend Value Fund to the Infrastructure Fund in exchange for (a) Investor Class shares of the Infrastructure Fund, which will be distributed by the Dividend Value Fund to its Class A and Class C shareholders, and (b) Institutional Class shares of the Infrastructure Fund, which will be distributed by the Dividend Value Fund to its Class I shareholders; and (ii) the termination of the Dividend Value Fund.

We have examined the Declaration of Trust and By-laws of the Trust and any amendments and supplements thereto, the Plan in the form approved by the Board of Trustees of the Trust (the “Board of Trustees”) and a copy of the Registration Statement in which this letter is to be included as an exhibit. We have also examined and relied upon such corporate records of the Trust and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

Based on such examination and assumptions, we are of the opinion that:

(i)       The Trust has been duly formed and is validly existing as a statutory business trust in good standing under the laws of the State of Delaware and is registered under the 1940 Act as an open-end management investment company; and

(ii)       The Trust is authorized to issue an unlimited number of shares of the Infrastructure Fund, and that, when the Shares are issued and sold in the manner described in the Registration Statement, they will be validly issued, fully paid and nonassessable by the Trust.

We do not express an opinion with respect to any laws other than the laws of Delaware applicable to the issuance of shares of beneficial interest in a statutory business trust. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or “blue sky” laws of Delaware or any other jurisdiction. Members of this firm are admitted to the bars of the State of New York and the District of Columbia.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours, /s/ Seward & Kissel LLP

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